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                                                        ANALYST CONTACT:
                          CNA SURETY CORPORATION        John Heneghan
                          CNA Plaza                     312-822-1908
                          Chicago IL 60685              jsheneghan@cnasurety.com

[CNA SURETY LOGO]                                       MEDIA CONTACT:
                                                        Doreen Lubeck
                                                        773-583-4331


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                                                           FOR IMMEDIATE RELEASE

CNA Surety Comments on Loss Exposure from Events of September 11, 2001


         CHICAGO, September 17, 2001 -- CNA Surety Corporation (NYSE:SUR) today reported its preliminary estimate of the financial impact of surety losses related to the tragic events of September 11, 2001. CNA Surety believes that surety losses directly associated with these events will not have a material adverse effect on the Company's results of operations and financial condition.

         "We are thankful to report the safety of all of our New York based employees," said Mark C. Vonnahme, President and Chief Executive Officer of CNA Surety. "The thoughts and prayers of all members of the CNA Surety organization are with the families whose lives have been affected by these terrible events."

         CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies. Visit us at www.cnasurety.com on the World Wide Web.

         CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in CNA Surety Corporation's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.



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